Exhibit 10.1

EXECUTION VERSION

WAIVER

WAIVER, dated as of October 24, 2014 (this “Waiver”), with respect to the AMENDED AND RESTATED SENIOR SECURED DEBTOR-IN-POSSESSION AND EXIT ASSET-BASED REVOLVING CREDIT AGREEMENT dated as of April 15, 2014 (as amended by the First Amendment, dated as of May 12, 2014, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MOMENTIVE PERFORMANCE MATERIALS HOLDINGS INC., a Delaware corporation (“Holdings”), MOMENTIVE PERFORMANCE MATERIALS INC., a Delaware corporation (“Intermediate Holdings”), MOMENTIVE PERFORMANCE MATERIALS USA LLC, a Delaware corporation (the “U.S. Borrower”), MOMENTIVE PERFORMANCE MATERIALS GMBH, a company organized under the laws of Germany (the “Germany Silicone Borrower”), MOMENTIVE PERFORMANCE MATERIALS QUARTZ GMBH, a company organized under the laws of Germany (the “Germany Quartz Borrower”), MOMENTIVE PERFORMANCE MATERIALS NOVA SCOTIA ULC, an unlimited company incorporated under the laws of the Province of Nova Scotia, Canada (the “Canadian Borrower”; the Canadian Borrower, the Germany Silicone Borrower, the Germany Quartz Borrower and the U.S. Borrower each a “Borrower” and collectively the “Borrowers”), the LENDERS party thereto from time to time, JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent for the Lenders, CITIGROUP GLOBAL MARKETS INC. and CREDIT SUISSE SECURITIES AG, as Syndication Agents, and DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA and UBS SECURITIES LLC, as Documentation Agents.

WHEREAS pursuant to the Credit Agreement, the Lenders have agreed to make certain loans and other financial accommodations to the Borrowers;

WHEREAS on the Petition Date, the Debtors filed voluntary petitions in the Bankruptcy Court for relief, commenced the Chapter 11 Cases under the Bankruptcy Code and since then have continued in the possession of their assets and in the management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS the Borrowers intend to exercise the Exit Facility Option in order to convert the DIP Facility into an Exit Facility substantially concurrently with the consummation of the Approved Plan of Reorganization; and

WHEREAS the Borrowers have requested that, in connection with the Exit Facility Conversion, the Credit Agreement be waived and modified in the manner provided for in this Waiver, and the Lenders party hereto are willing to agree to such waiver and modification as provided for in this Waiver;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein the parties hereto hereby agree as follows:

1.	Defined Terms. (a) Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement.

(b) For purposes of this Waiver, the following terms shall have the following meanings:

“Joinder and Release Agreement” means the Joinder and Release Agreement, dated as of the Exit Facility Conversion Date, among Holdings, New Holdings, the Administrative Agent and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

“New Holdings” means MPM Intermediate Holdings Inc.

2.	New Holdings Waiver. Subject to the terms hereof, the Lenders hereby agree to release Holdings on the Plan Effective Date from its guaranties, covenants, functions, responsibilities, duties, obligations and liabilities under the Loan Documents; provided that New Holdings shall (a) be the direct parent of Intermediate Holdings after giving effect to the effectiveness of the Approved Plan of Reorganization (the “Plan Effective Date”) and (b) assume, pursuant to the Joinder and Release Agreement (which shall be reasonably satisfactory to the Collateral Agent), the guaranties, covenants, functions, responsibilities, duties, obligations and liabilities of Holdings under the Loan Documents. All references to “Holdings” in the Credit Agreement and the other Loan Documents shall hereafter mean New Holdings.

3.	Notice. The Lenders hereby waive (i) the requirement set forth in Section 4.05(a) of the Credit Agreement for delivery of three Business Days’ prior written notice of the exercise of the Exit Facility Option, and the Lenders are hereby deemed to have been delivered such notice pursuant to this Waiver and (ii) the requirement set forth in Section 2.10 of the Credit Agreement for delivery of any prior notice of the prepayment of any Revolving Facility Loans, solely with respect to any voluntary prepayment to occur on the Exit Facility Conversion Date.

4.	Approved Plan of Reorganization Waiver. Subject to the terms hereof, the Lenders hereby waive the condition precedent to the Exit Facility Conversion provided in Section 4.05(c) of the Credit Agreement requiring that the Confirmation Order be a final non-appealable order and agree that such condition precedent shall be satisfied if the Bankruptcy Court shall have entered an order (which order shall be deemed to be the “Confirmation Order” referred to in the Credit Agreement), reasonably satisfactory to the Administrative Agent, confirming the Approved Plan of Reorganization in accordance with section 1129 of the Bankruptcy Code, which order shall be in full force and effect, shall not have been amended, vacated or reversed, shall not be subject to a stay, shall not discharge or otherwise affect in any way any of the Obligations under the DIP Facility other than by the payment in full in cash and/or the conversion into the Exit Facility and shall authorize the Loan Parties to execute and deliver, as applicable, and perform under all Loan Documents and all other documents contemplated thereunder, in each case as of the time of the Exit Facility Conversion. The Lenders and Holdings, New Holdings, Intermediate Holdings and the Borrowers agree that it shall be an Event of Default under the Credit Agreement if, following the Exit Facility Conversion, the Confirmation Order is reversed on appeal or ceases to be in full force and effect.

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5.	Solvency Certificate. Pursuant to Section 4.05(f) of the Credit Agreement, the Lenders hereby agree that the Administrative Agent shall receive from the chief executive officer, chief financial officer, senior vice president or the treasurer of Intermediate Holdings or another officer of Intermediate Holdings reasonably acceptable to the Administrative Agent a solvency certificate substantially in the form of Exhibit B stating that, after giving effect to the consummation of the Approved Plan of Reorganization on the Exit Facility Conversion Date, Intermediate Holdings and its Subsidiaries are solvent on a consolidated basis on such date.

6.	Opinion. Pursuant to 4.05(g) of the Credit Agreement, the Lenders hereby agree that the Administrative Agent shall receive a favorable written opinion of Willkie Farr & Gallagher LLP and/or Paul, Weiss, Rifkind, Wharton & Garrison LLP, each counsel to the Loan Parties, dated as of the Exit Facility Conversion Date, addressing such matters with respect to the Exit Facility Conversion as the Administrative Agent may reasonably request, in form and substance reasonably satisfactory to the Administrative Agent.

7.	Security Interests. Pursuant to Section 4.05(h) of the Credit Agreement, the Lenders and Holdings, New Holdings, Intermediate Holdings and the Borrowers hereby acknowledge that (i) on the Exit Facility Conversion Date, the Administrative Agent shall receive a written opinion of counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, dated as of the Exit Facility Conversion Date, with respect to the U.S. Collateral Agreement, the Guarantee Agreement and each of the security agreements governed by New York law (which opinion, for the avoidance of doubt, may be covered by the opinion referred to in Section 6 above); and (ii) not later than 45 days following the Exit Facility Conversion Date (or such later date as the Administrative Agent may agree in its sole discretion), the Loan Parties shall provide updated or amended and restated versions of all Security Documents (other than those provided on the Exit Facility Conversion Date) necessary to grant, perfect and protect the Liens and security interests created or purported to be created pursuant to the Final Order, the Confirmation Order and the Security Documents and that are required to satisfy the Collateral and Guarantee Requirement, and the Loan Parties shall (x) provide customary opinions, customary lien search results and UCC and other applicable financing statements for all applicable jurisdictions of the Loan Parties and (y) pay any fees or taxes required in connection with the filing of such documents, instruments or financing statements.

8.	Perfection Certificate. Pursuant to Section 4.05(s) of the Credit Agreement, the Lenders hereby agree that the Borrowers and the Loan Parties shall provide a completed Perfection Certificate, signed by a Responsible Officer of Intermediate Holdings, together with all attachments contemplated thereby, and the results of a search of the UCC (or equivalent) filings made with respect to the Loan Parties in the jurisdictions reasonably required by the Administrative Agent (to the extent such searches have not been provided on the Exit Facility Conversion Date) not later than 30 days following the Exit Facility Conversion Date (or such later date as the Administrative Agent may agree in its sole discretion).

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9.	Liens of Cash Flow Loan Documents. The Lenders hereby waive any condition set forth in Section 4.05(e) and any Default or Event of Default in connection with the existence of Liens securing Cash Flow Obligations after the Exit Facility Conversion Date; provided that (i) the Cash Flow Obligations shall be paid in full on the Exit Facility Conversion Date and (ii) such Liens shall not exist any later than 45 days after the Exit Facility Conversion Date (or such later date as the Administrative Agent may agree in its sole discretion).

10.	Conversions. The Lenders hereby acknowledge and agree that upon the consummation of the Exit Facility Conversion, each of Momentive Performance Materials USA LLC and Momentive Performance Materials Worldwide LLC will be converted into Delaware limited liability companies, and that Intermediate Holdings and its Subsidiaries may take such actions as are required to effect such conversions.

11.	Release. The Borrowers each hereby release the Agent and each of the Lenders and their respective officers, directors, employees, advisors and agents from any and all claims, damages or actions against such parties that may have accrued in favor of any of the Borrowers on or before the date of this Waiver arising out of or related directly or indirectly to the Loan Documents or the administration or enforcement thereof or the consummation of any transactions contemplated thereby.

12.	No Other Amendments or Waivers; Confirmation. Except as expressly waived or amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Loan Document in similar or different circumstances. This Waiver shall constitute a Loan Document under the Credit Agreement.

13.	Representations and Warranties. The Borrowers hereby represent and warrant to the Agent and the Lenders that, as of the date hereof and after giving effect to the waivers and amendments contained herein:

(a) no Default or Event of Default has occurred and is continuing;

(b) the execution, delivery and performance by the Borrowers of this Waiver have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement constitutes the legal, valid and binding obligation of the Borrowers, enforceable against each in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

14.	Conditions Precedent to Effectiveness. This Waiver shall become effective on the date on which the Agent shall have received (i) counterparts hereof duly executed and

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delivered by the Borrowers and the Required Lenders and (ii) reimbursement of the Agent’s expenses as required by this Waiver that are then due and payable in accordance with Section 15 below.

15.	Expenses. The Borrowers agree to pay or reimburse the Agent for its reasonable and documented out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel for the Agent.

16.	Governing Law; Counterparts.

(a) This Waiver and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

(b) This Waiver may be executed by one or more of the parties to this Waiver on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Waiver may be delivered by facsimile transmission of the relevant signature pages hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

[Remainder of page intentionally left blank; signature pages follow.]

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JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Neil R. Boylan
	Name:	Neil R. Boylan
	Title:	Managing Director

CITIBANK, N.A., as a Lender

By:	/s/ Matthew Paquin
	Name:	Matthew Paquin
	Title:	Director & Vice President

[Signature Page to Waiver]

Credit Suisse AG, Cayman Islands Branch as a Lender

By:	/s/ Bill O’Daly
	Name:	Bill O’Daly
	Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
	Name:	D. Andrew Maletta
	Title:	Authorized Signatory

[Signature Page to Waiver]

DEUTSCHEBANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Marcus Tarkington
	Name:	Marcus Tarkington
	Title:	Director

By:	/s/ Lisa Wong
	Name:	Lisa Wong
	Title:	Vice President

[Signature Page to Waiver]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Michelle Latzom
	Name:	Michelle Latzom
	Title:	Authorized Signatory

[Signature Page to Waiver]

ING Capital LLC as a Lender

By:	/s/ Jerry L. McDonald
	Name:	Jerry L. McDonald
	Title:	Director

By:	/s/ William C. Beddingfield
	Name:	William C. Beddingfield
	Title:	Managing Director

[Signature Page to Waiver]

JPMorgan Chase Bank, N.A., as a Lender

By:	/s/ Peter S. Predun
	Name:	Peter S. Predun
	Title:	Executive Director

[Signature Page to Waiver]

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Lana Gifas
	Name:	Lana Gifas
	Title:	Director

By:	/s/ Jennifer Anderson
	Name:	Jennifer Anderson
	Title:	Associate Director

[Signature Page to Waiver]

Wells Fargo Principal Lending, LLC, as a Lender

By:	/s/ Dennis Ascher
	Name:	Dennis Ascher
	Title:	SVP

[Signature Page to Waiver]

MOMENTIVE PERFORMACE MATERIALS HOLDINGS INC.

By:	/s/ George F. Knight
	Name:	George F. Knight
	Title:	Senior Vice President and Treasurer

MOMENTIVE PERFORMACE MATERIALS INC.

By:	/s/ George F. Knight
	Name:	George F. Knight
	Title:	Senior Vice President and Treasurer

MOMENTIVE PERFORMACE MATERIALS USA LLC

By:	/s/ George F. Knight
	Name:	George F. Knight
	Title:	Senior Vice President and Treasurer

MOMENTIVE PERFORMACE MATERIALS GMBH

By:	/s/ George F. Knight
	Name:	George F. Knight
	Title:	Geschäftsführer/General Manager

MOMENTIVE PERFORMACE MATERIALS NOVA SCOTIA ULC

By:	/s/ George F. Knight
	Name:	George F. Knight
	Title:	Senior Vice President and Treasurer

[Signature Page to Waiver]

MOMENTIVE PERFORMACE MATERIALS QUARTZ GMBH

By:	/s/ George F. Knight
	Name:	George F. Knight
	Title:	Geschäftsführer/General Manager

[Signature Page to Waiver]